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                                                                    EXHIBIT 99.1


Press Release                       Source: Diversified Security Solutions, Inc.

Diversified Security Solutions, Inc. Reports Financial
Results for the Three Months Ended March 31, 2004
Monday May 10, 8:45 pm ET

SADDLE BROOK, N.J., May 10/PRNewswire-FirstCall/ -- Diversified Security Solutions, Inc. (Amex: DVS - News), a full service provider of integrated electronic security systems, announced financial results for the three months ended March 31, 2004.

Sales for the quarter ended March 31, 2004 increased $1,961,790 or 52.9% to $5,667,493 from $3,707,703 for the same period of the prior year. The net loss for the quarter ended March 31, 2004 was $101,132 or $.02 net loss per common share as compared to a net loss of $663,156 or $0.13 per common share for the same period of the prior year.

James Henry, the Company's CEO stated "March 2004 quarterly sales in each of our four regions showed improvement versus the same period of the prior year. As the company worked through projects from a backlog developed in 2003, the gross profit margin was approximately 23% for the quarter ended March 31, 2004, a five percent decrease as compared to approximately 28% for the same period of the prior year. Based upon our March 31, 2004 backlog we would expect improved margins in the second quarter 2004."

The Company will host a conference call on Tuesday May 11, 2004 at 2:30 PM EDT to discuss these results and the Airorlite Communications, Inc. acquisition announced previously. To participate in this call, dial 1-888-371-9318 by 2:25 PM EDT. A recording of the call will be available by dialing 877-519-4471 using code 4763783 until Friday May 14, 2004.


About Diversified Security Solutions

Diversified Security Solutions (Amex: DVS - News) provides technology-based integrated electronic security systems, services and emergency preparedness consultation to commercial enterprises and government agencies. DVS' integration subsidiary Henry Bros. Electronics (HBE) has offices in New Jersey, California, Texas, and Arizona. For more information visit www.hbeonline.net, or www.dssi-hq.com.


Safe Harbor:

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained under the heading of risk factors listed in the Company's filings with the U.S. Securities and Exchange Commission. Diversified Security Solutions does not assume any obligation to update the forward-looking information. There can be no assurance that the Company's profit margins will improve.

              DIVERSIFIED SECURITY SOLUTIONS, INC. AND SUBSIDIARES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                 Three Months Ended March 31,
                                                      2004           2003
    Sales                                         $5,667,493     $3,705,703
    Cost of sales                                  4,388,786      2,654,536
    Gross profit                                   1,278,707      1,051,167




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
    Operating expenses
      Selling, general and administrative          1,426,834      2,173,140
    Operating loss                                  (148,127)    (1,121,973)
    Interest income                                    1,525          5,540
    Interest expense                                 (24,808)       (26,723)

    Loss from before income taxes                   (171,410)    (1,143,156)
    Benefit for income taxes                          70,278        480,000
    Net loss                                       $(101,132)     $(663,156)
    Basic and diluted loss per common share           $(0.02)        $(0.13)
    Weighted average common shares outstanding
       -basic and diluted                          5,130,540      5,138,357


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Source: Diversified Security Solutions, Inc.